SCHEDULE B

TO THE JPMORGAN TRUST II DECLARATION OF TRUST

SERIES AND CLASSES

As of July 11, 2016

Non-Money Market Funds

Series	Classes

JPMorgan Core Bond Fund	A, C, Select, R6 (formerly Ultra Shares until 11/30/10), R2, R3, R4, R5

JPMorgan Core Plus Bond Fund	A, C, Select, R6 (formerly Ultra Shares until 11/30/10), R2, Institutional, R3, R4, R5

JPMorgan Intrepid Mid Cap Fund	A, C, Select, R3, R4, R6

JPMorgan Mid Cap Growth Fund (name change from JPMorgan Diversified Mid Cap Growth Fund effective 6/27/09)	A, C, Select, R2, R3, R4, R5, R6

JPMorgan Equity Income Fund	A, C, Select, R2, R3, R4, R5. R6

JPMorgan Equity Index Fund	A, C, Select, R6

JPMorgan Government Bond Fund	A, C, Select, R6 (formerly Ultra Shares until 11/30/10), R2, R3, R4

JPMorgan High Yield Fund (name changed from JPMorgan High Yield Bond Fund effective 9/14/2009)	A, C, Select, R6 (formerly Ultra Shares until 11/30/10), R2, R5

JPMorgan International Research Enhanced Equity Fund (name changed from JPMorgan International Equity Index Fund effective 6/30/14)	A, C, Select, R2

JPMorgan Investor Balanced Fund	A, C, Select

JPMorgan Investor Conservative Growth Fund	A, C, Select

JPMorgan Investor Growth Fund	A, C, Select

JPMorgan Investor Growth & Income Fund	A, C, Select

JPMorgan Large Cap Growth Fund	A, C, Select, R2, R3, R4, R5, R6

B-1

Series	Classes
JPMorgan Large Cap Value Fund	A, C, Select, R2, R5, R6

JPMorgan Market Expansion Enhanced Index Fund (name change from JPMorgan Market Expansion Index Fund effective 4/30/13)	A, C, Select, R2

JPMorgan Mortgage-Backed Securities Fund	A, C, Select, R6 (formerly Ultra Shares until 11/30/10)

JPMorgan Multi-Cap Market Neutral Fund	A, C, Select

JPMorgan Municipal Income Fund	A, C, Select

JPMorgan Ohio Municipal Bond Fund	A, C, Select

JPMorgan Short Duration Bond Fund	A, C, Select, R6 (formerly Ultra Shares until 11/30/10)

JPMorgan Short-Intermediate Municipal Bond Fund (name change from JPMorgan Short Term Municipal Bond Fund effective 4/30/09)	A, C, Select, Institutional

JPMorgan Small Cap Growth Fund	A, C, Select, Institutional, R2, R5, R6

JPMorgan Small Cap Value Fund	A, C, Select, R6 (formerly Ultra Shares until 11/30/10), R2, R3, R4, R5

JPMorgan Tax Free Bond Fund	A, C, Select

JPMorgan Treasury & Agency Fund	A, C, Select

JPMorgan Limited Duration Bond Fund (name changed from JPMorgan Ultra Short Duration Bond Fund effective 8/31/09 and name change from JPMorgan Ultra Short Term Bond Fund effective 7/1/06)	A, C, Select, R6 (formerly Ultra Shares until 11/30/10)

B-2

Money Market Funds

Series	Classes

JPMorgan Liquid Assets Money Market Fund	Capital, Institutional, Agency, Premier, Investor, Morgan, Reserve, C, Service, E*TRADE

JPMorgan Municipal Money Market Fund	Institutional, Agency, Premier, Morgan, Reserve, Service, E*TRADE, Eagle

JPMorgan U.S. Government Money Market Fund	Capital, Institutional, Agency, Premier, Morgan, Reserve, Service, Investor, Direct, Eagle, IM, E*TRADE

JPMorgan U.S. Treasury Plus Money Market Fund	Institutional, Agency, Premier, Investor, Morgan, Reserve, C, Service, Direct, Eagle, IM, Capital

B-3